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FOR IMMEDIATE RELEASE

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
CONTACT:
Phil Cooper                                                   Jim Buckley
Executive Vice President, Chief Financial Officer             Executive Vice President
Charles River Associates Incorporated                         Sharon Merrill Associates, Inc.
617-425-3700                                                  617-542-5300


        CHARLES RIVER ASSOCIATES REPORTS SECOND-QUARTER FINANCIAL RESULTS

       Revenue and Net Income Increase More Than 40 Percent Year-Over-Year


     BOSTON, June 12, 2003 -- Charles River Associates Incorporated (NASDAQ:
CRAI), an internationally known leader in providing economic, financial and management consulting services, today reported financial results for the fiscal 2003 second quarter, ended May 16, 2003.

     Revenues for the second quarter of fiscal 2003 increased 43.7 percent to $40.2 million, compared with revenues of $28.0 million for the second quarter of fiscal 2002. Net income for the second quarter of fiscal 2003 increased 40.9 percent to $2.8 million, or $0.30 per share on a diluted basis, from net income of $2.0 million, or $0.22 per share on a dilute basis, for the second quarter of fiscal 2002.

     Revenues for the first two quarters of fiscal 2003 were $75.0 million, a
43.7 percent increase from $52.2 million in the same period in the previous year. This increase reflects two full quarters of contribution from the Chemicals and Energy practice CRA acquired from the then Arthur D. Little corporation (now known as Dehon, Inc.(1)). The first two quarters of fiscal 2002 include the results of this acquisition beginning April 29, 2002, twelve days prior to the end of CRA's second quarter. Net income for the first two quarters of fiscal 2003 was $5.0 million, or $0.54 per share on a diluted basis, a 41.0 percent increase from $3.6 million, or $0.38 per share on a diluted basis, in the first two quarters of fiscal 2002.

COMMENTS ON THE SECOND QUARTER

     "Our second-quarter performance surpassed our expectations," said James C. Burrows, CRA's president and CEO. "CRA's strong second-quarter performance demonstrates the strength and diversity of our business consulting and litigation practices, many of which experienced robust demand in the quarter. Our Energy & Environment, Finance, Competition, and Metals & Minerals practices were particularly strong.

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----------------
(1) The "Arthur D. Little" and "ADL" trademarks were purchased by a third party.

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CHARLES RIVER ASSOCIATES/2

     "We also made continued progress in the second quarter on two of our key operational initiatives for 2003 -- raising margins and improving utilization. CRA's operating margin increased more than two percentage points year-over-year, from 9.3 percent to 11.5 percent. This improvement speaks to the success of our expense control initiatives, as we achieved a healthy decrease in SG&A as a percentage of total revenue in the second quarter. Second-quarter utilization was 73.5 percent, up from 71 percent in the first quarter of 2003. Due to the impending summer holiday season, our focus in the third quarter will be on maintaining utilization at least at this level," continued Burrows.


CONFERENCE CALL WEBCAST INFORMATION

     To listen to a live audio Webcast of CRA's second-quarter fiscal 2003 financial results conference call, visit the Company's Web page at www.crai.com. The conference call begins at 11:00 a.m. ET today. A replay of the call also will be available on the Company's Web site.

ABOUT CRA

     Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services. CRA combines economic and financial analysis with expertise in litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management. CRA is distinguished by a corporate philosophy of providing responsive, top-quality consulting; an interdisciplinary team approach; unsurpassed economic, financial, and other analytic skills; and pragmatic business insights. In addition to its corporate headquarters in Boston and international offices in Brussels, Dubai, London, Melbourne, Mexico City, Toronto, and Wellington, CRA also has U.S. offices in College Station, Houston, Los Angeles, Oakland, Palo Alto, Philadelphia, Salt Lake City, and Washington, D.C. More information about the Company can be found on its Web site at www.crai.com.



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CHARLES RIVER ASSOCIATES/3

Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms "anticipates," "believes," "expects," "should," or similar expressions, are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those related to CRA's ability to maintain its utilization at second-quarter levels. Such statements are based upon management's current expectations and are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors. Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks inherent in international operations, NeuCo's performance, management of new offices, dependence on growth of the Company's business consulting practice, the ability of the Company to successfully integrate new consultants into its practice, intense competition, and professional liability. Further information on these and other potential factors that could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

The consolidated statements of income and consolidated balance sheets are attached.




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                      CHARLES RIVER ASSOCIATES INCORPORATED
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       TWELVE          TWELVE         TWENTY-FOUR      TWENTY-FOUR
                                                    WEEKS ENDED      WEEKS ENDED      WEEKS ENDED      WEEKS ENDED
                                                    -----------      -----------      -----------      -----------
                                                       MAY 10,          MAY 16,          MAY 10,          MAY 16,
                                                        2002             2003             2002             2003
                                                    -----------      -----------      -----------      -----------


Revenues                                              $ 28,016         $ 40,245         $ 52,218         $ 75,030
Costs of services                                       17,266           25,261           31,943           46,959
                                                      --------         --------         --------         --------
Gross profit                                            10,750           14,984           20,275           28,071

Selling, general and administrative                      8,148           10,349           15,060           19,610
                                                      --------         --------         --------         --------
Income from operations                                   2,602            4,635            5,215            8,461

Interest and other income (expense), net                   109              193              217              187
                                                      --------         --------         --------         --------
Income before provision for income taxes
  and minority interest                                  2,711            4,828            5,432            8,648
Provision for income taxes                              (1,052)          (2,017)          (2,181)          (3,589)
                                                      --------         --------         --------         --------
Income before minority interest                          1,659            2,811            3,251            5,059
Minority interest                                          344               11              316              (30)
                                                      --------         --------         --------         --------
Net income                                            $  2,003         $  2,822         $  3,567         $  5,029
                                                      ========         ========         ========         ========

Net income per share:
  Basic                                               $   0.22         $   0.31         $   0.39         $   0.56
                                                      ========         ========         ========         ========
  Diluted                                             $   0.22         $   0.30         $   0.38         $   0.54
                                                      ========         ========         ========         ========

Weighted average number of shares outstanding:
  Basic                                                  9,043            9,019            9,046            9,015
                                                      ========         ========         ========         ========
  Diluted                                                9,249            9,343            9,301            9,260
                                                      ========         ========         ========         ========
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                     CHARLES RIVER ASSOCIATES INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                       Nov. 30,       May 16,
                                                         2002           2003
                                                       --------       --------
Assets
Cash, cash equivalents and short-term investments      $ 18,998       $ 23,345
Accounts receivable and unbilled, net                    41,906         47,477
Other current assets                                      3,902          4,500
                                                       --------       --------
     Total current assets                                64,806         75,322

Property and equipment, net                               9,397         11,126
Goodwill and intangible assets, net                      26,476         26,156
Long-term investments                                     5,348          4,951
Other assets                                              3,142          2,716
                                                       --------       --------
Total assets                                           $109,169       $120,271
                                                       ========       ========

Liabilities and stockholders' equity
Current liabilities                                    $ 27,097       $ 31,835
Long-term liabilities                                     3,714          4,600
                                                       --------       --------
     Total liabilities                                   30,811         36,435

Total stockholders' equity                               78,358         83,836
                                                       --------       --------
Total liabilities and stockholders' equity             $109,169       $120,271
                                                       ========       ========
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